AGREEMENT AND AMENDMENT NO. 5 TO
CREDIT AGREEMENT
This Agreement and Amendment No. 5 to Credit Agreement (this “Agreement”) dated as of November 17, 2014 is among Mid-Con Energy Properties, LLC, a Delaware limited liability company (the “Borrower”), the Guarantor (as defined below), the parties that are "Lenders" prior to the effectiveness of this Agreement under and as defined in the Credit Agreement referred to below (the “Existing Lenders”), each party that is a New Lender (as defined below; and together with the Existing Lenders, the “Lenders” and individually, a “Lender”), Royal Bank of Canada, as administrative agent for such Lenders (in such capacity, the “Administrative Agent”) and as the LC Issuer.
RECITALS
A.    The Borrower, the Existing Lenders, and the Administrative Agent are parties to that certain Credit Agreement dated as of December 20, 2011, as amended by that certain Agreement and Amendment No. 1 to Credit Agreement dated as of April 23, 2012, as amended by that certain Agreement and Amendment No. 2 to Credit Agreement dated as of November 26, 2012, as amended by that certain Agreement and Amendment No. 3 to Credit Agreement dated as of November 5, 2013, and as amended by that certain Agreement and Amendment No. 4 to Credit Agreement dated as of April 11, 2014 (as the same may be amended, modified or supplemented from time to time, the “Credit Agreement”).
B.    In connection with such Credit Agreement, Mid-Con Energy Partners, LP, a Delaware limited partnership and owner of 100% of the membership interest in Borrower, executed and delivered that certain Guaranty dated as of December 20, 2011 (as the same may be amended, modified or supplemented from time to time, the “Guaranty”) in favor of the Administrative Agent for the benefit of the Guaranteed Parties (as defined in the Guaranty) pursuant to which it became a Guarantor.
C.    The Borrowing Base is to be increased to $240,000,000 from its current $190,000,000 and in connection therewith Borrower desires to bring in new lenders.
D.    To effect the admission of new lenders and subject to the terms set forth herein, (i) Royal Bank of Canada has agreed to decrease its Percentage Share, (ii) BOKF, NA, d/b/a The Bank of Texas, has agreed to decrease its Percentage Share, (iii) Wells Fargo Bank, National Association has agreed to decrease its Percentage Share, (iv) Comerica Bank has agreed to decrease its Percentage Share, (v) The Bank of Nova Scotia has agreed to decrease it Percentage Share and (vi) MUFG Union Bank, N.A. and Frost Bank have each agreed to enter into the Credit Agreement as a Lender (each such new lender being referred to herein as a “New Lender” and collectively as the “New Lenders”) with a Percentage Share equal to 8.33333333% for MUFG Union Bank, N.A. and 8.33333333% for Frost Bank.
E.    The Borrower has also requested that the Existing Lenders and the New Lenders amend the Credit Agreement to make certain other changes to the Credit Agreement and subject to

Amendment No. 3
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Credit Agreement

the terms and conditions of this Agreement, the Existing Lenders and New Lenders are willing to do so.
THEREFORE, the parties hereto hereby agree as follows:
ARTICLE I
DEFINITIONS
Section 1.01    Terms Defined Above. As used in this Agreement, each of the terms defined in the opening paragraph and the Recitals above shall have the meanings assigned to such terms therein.
Section 1.02    Terms Defined in the Credit Agreement. Each term defined in the Credit Agreement and used herein without definition shall have the meaning assigned to such term in the Credit Agreement, unless expressly provided to the contrary.
Section 1.03    Other Definitional Provisions. The words “hereby”, “herein”, “hereinafter”, “hereof”, “hereto” and “hereunder” when used in this Agreement shall refer to this Agreement as a whole and not to any particular Article, Section, subsection or provision of this Agreement. Section, subsection and Schedule references herein are to such Sections, subsections and Schedules to this Agreement unless otherwise specified. All titles or headings to Articles, Sections, subsections or other divisions of this Agreement or the schedules hereto, if any, are only for the convenience of the parties and shall not be construed to have any effect or meaning with respect to the other content of such Articles, Sections, subsections, other divisions or schedules, such other content being controlling as the agreement among the parties hereto. Whenever the context requires, reference herein made to the single number shall be understood to include the plural; and likewise, the plural shall be understood to include the singular. Words denoting gender shall be construed to include the masculine, feminine and neuter, when such construction is appropriate; and specific enumeration shall not exclude the general but shall be construed as cumulative. Definitions of terms defined in the singular or plural shall be equally applicable to the plural or singular, as the case may be, unless otherwise indicated.
ARTICLE II
NEW LENDERS
Section 2.01    Assignment and Assumption. For an agreed consideration, each Existing Lender hereby irrevocably sells and assigns to the New Lenders, and the New Lenders hereby irrevocably purchase and assume from each of the Existing Lenders, subject to and in accordance with the terms and conditions of this Article II and the Credit Agreement, as of the Effective Date (as defined in Article VII hereof) (i) all of each Existing Lender’s rights and obligations as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent required to result in each of the New Lenders having the Maximum Credit Amount, Commitment and Percentage Share identified on Schedule 1 attached to this Agreement (including, without limitation, the Letters of Credit included in such facilities) and (ii) to the extent permitted to be assigned under applicable Law, all claims, suits, causes of action and any other right of such Existing Lender (in its capacity as a Lender) against any Person, whether known or unknown, arising

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Credit Agreement

under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Existing Lenders and, except as expressly provided in this Article II, without representation or warranty by the Existing Lenders.
Section 2.02    New Lender Agreement. Each New Lender:
(a)    represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Agreement and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an Eligible Assignee under the Credit Agreement (subject to receipt of such consents as may be required under the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest assigned to it, it shall have the obligations of a Lender thereunder and (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 6.2 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement and to purchase the Assigned Interest assigned to it on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any Existing Lender;
(b)    agrees that (i) it will, independently and without reliance on the Administrative Agent, any Existing Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender;
(c)    appoints and authorizes Administrative Agent to take such action as Administrative Agent on its behalf and to exercise such powers and discretion under the Loan Documents as are delegated to the Administrative Agent thereby, together with such powers and discretion as are reasonably incidental thereto; and
(d)    specifies as its Applicable Lending Office and (address for notices) the office(s) set forth beneath its name on Schedule 1 “Lenders Schedule” attached to this Agreement.
Section 2.03    Existing Lender Representations and Warranties. Each Existing Lender:
(a)    represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest being assigned by it to each New Lender, (ii) the Assigned Interest being assigned by such Existing Lender to such New Lender is free and clear of any lien, encumbrance or other adverse claim created by such Existing Lender and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Agreement and to consummate the transactions contemplated hereby; and

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(b)    assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.
Section 2.04    Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the respective Existing Lender for amounts which have accrued to but excluding the Effective Date and to each of the New Lenders for amounts which have accrued from and after the Effective Date.
ARTICLE III
AMENDMENTS
Section 3.01    Amendment to Credit Agreement. Effective as of the Effective Date, the Credit Agreement shall hereby be amended as follow:
a.The following definitions found in Section 1.1 (Defined Terms) of the Credit Agreement are hereby amended to read in their entirety as follows:
“Agreement” means this Credit Agreement, as amended by Amendment No. 1, Amendment No. 2, Amendment No. 3, Amendment No. 4 and Amendment No. 5.
“Lenders” means (a) each signatory hereto (other than Borrower), including Royal Bank of Canada, in its capacity as a Lender hereunder, rather than as Administrative Agent or LC Issuer, (b) the party identified as “New Lender” (as defined in Amendment No. 2), (c) the party identified as “New Lender” (as defined in Amendment No. 3), and (d) the parties identified as “New Lenders” (as defined in Amendment No. 5) and the successors of each such party as Lender hereunder pursuant to Section 10.5.
b.The following new definitions are added to Section 1.1 (Defined Terms) of the Credit Agreement to appear therein in alphabetical order:
“Amendment No. 5” means that certain Amendment No. 5 to Credit Agreement dated as of November 17, 2014, among the Borrower, the Guarantor, Royal Bank of Canada, as Administrative Agent, a Lender and as LC Issuer and all of the Lenders.
“LCS Acquisition” means the acquisition by Borrower of certain Oil and Gas Properties of L.C.S. Production Company and its affiliates pursuant to the L.C.S. Acquisition Agreement.

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“LCS Acquisition Agreement” means that certain Asset Purchase and Sale Agreement, dated as of October 7, 2014, among Borrower and L.C.S. Production Company, SPA-Petco, LP, SPA Petco OSU, LLC, A.G. Hill Oil and Gas LP and A.G. Hill Oil and Gas II LP.
“Loan Documents” means this Agreement, the Notes, the Security Documents, Letters of Credit, LC Applications, Amendment No. 1, Amendment No. 2, Amendment No. 3, Amendment No. 4, Amendment No. 5 and all other agreements, certificates, documents, instruments and writings at any time delivered in connection herewith or therewith (exclusive of term sheets, commitment letters, correspondence and similar documents used in the negotiation hereof, except to the extent the same contain information about Borrower or its Affiliates, properties, business or prospects or specify fees to be paid).
“Material Acquisition” has the meaning ascribed to such term in Section 7.13.
“Material Disposition” has the meaning ascribed to such term in Section 7.13.
“MLP Partnership Agreement” means the Agreement of Limited Partnership of the MLP, dated December 20, 2011, by and among the General Partner and the other Persons party thereto.
(a)The first sentence of Section 2.4 of the Credit Agreement (Use of Proceeds) is hereby deleted and the following substituted therefor:
“This Agreement will be available (i) to provide for the issuance of Letters of Credit, (ii) to fund a portion of the cash consideration for the merger of the Contributing Parties into Borrower pursuant to the Merger Agreement on the Closing Date, (iii) to pay fees, commissions and expenses in connection with (x) this Agreement, (y) the transactions contemplated by the Merger Agreement and (z) the initial public offering of equity interests in the MLP, (iv) to finance ongoing working capital requirements and other general corporate purposes (including financing the LCS Acquisition and financing other acquisitions of certain Oil and Gas Properties) and (v) for permitted Restricted Payments.”
(b)Schedule 1 – Lenders Schedule - which is attached to the Credit Agreement is hereby replaced in its entirety with Schedule 1 that is attached hereto.
ARTICLE IV
REDETERMINED BORROWING BASE
Section 4.01    Redetermined Borrowing Base. Notwithstanding any requirement set forth in Section 2.9 of the Credit Agreement regarding the redetermination of the Borrowing Base to occur in October, 2014, for purposes of such redetermination and in satisfaction of the terms and provisions

Amendment No. 5
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Credit Agreement

of Section 2.9 of the Credit Agreement, Administrative Agent and Lenders hereby notify Borrower that, from the Effective Date until and including the next Determination Date, the Borrowing Base shall be $240,000,000. This Agreement constitutes notice to Borrower of the redetermined Borrowing Base for purposes of Section 2.9 and by its signature to this Agreement each Lender consents to the $240,000,000 redetermined Borrowing Base.
ARTICLE V
AGREEMENTS
Section 5.01    Commitments. Each Existing Lender and each New Lender hereby acknowledges and confirms that, as of the date hereof and after giving effect to this Agreement, its respective Commitment is as set forth next to its name on Schedule 1 attached hereto.
Section 5.02    Breakage Costs. If, as a result of the changes in the Percentage Shares of the Existing Lenders effected hereby, any Existing Lender incurs any losses, out-of-pocket costs or expenses as a result of any payment of Eurodollar Loans prior to the last day of the Interest Period applicable thereto (whether by the Borrower or as a result of the reallocation of the outstandings of the Eurodollar Loans under the Credit Agreement due to the changes in the Existing Lenders' Percentage Share resulting from the joinder of the New Lenders into the Credit Agreement) and such Existing Lender makes a request for compensation pursuant to Section 3.4 of the Credit Agreement, the Borrower shall, within ten (10) days of any written demand sent by such Existing Lender to the Borrower through the Administrative Agent, pay to the Administrative Agent for the account of such Existing Lender any amounts required under Section 3.4 of the Credit Agreement to compensate such Existing Lender for such losses, out-of-pocket costs or expenses which it may reasonably incur as a result of such payment or reallocation including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Existing Lender to fund or maintain such Eurodollar Loan.
ARTICLE VI
REPRESENTATIONS AND WARRANTIES
Section 6.01    Borrower Representations and Warranties. The Borrower represents and warrants that: (a) the representations and warranties contained in the Credit Agreement and the representations and warranties contained in the other Loan Documents are true and correct in all material respects on and as of the Effective Date as if made on and as of such date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date; and (b) the Liens under the Security Documents are valid and subsisting and secure Borrower's obligations under the Loan Documents.
Section 6.02    Guarantor’s Representations and Warranties. Guarantor represents and warrants that: (a) the representations and warranties of Guarantor contained in the Guaranty and the representations and warranties contained in the other Loan Documents to which Guarantor is a party are true and correct in all material respects on and as of the Effective Date as if made on and as of such date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date; (b) no Default has occurred

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Credit Agreement

which is continuing; and (c) the Liens under the Security Documents to which Guarantor is a party are valid and subsisting and secure Guarantor’s obligations under the Loan Documents.
ARTICLE VII
CONDITIONS
The Credit Agreement shall be amended as provided herein, upon the date all of the following conditions precedent have been met (the “Effective Date"):
Section 7.01    Documents. The Administrative Agent shall have received each of the following:
(a)    this Agreement duly and validly executed and delivered by the Borrower, the Guarantor, the Administrative Agent, the Existing Lenders and the New Lenders;
(b)    a replacement Note for each Existing Lender and a new Note for each New Lender, in each case, in the amount of their respective Percentage Share of the Maximum Credit Amount after giving effect to this Agreement;
(c)    favorable opinions of the Borrower’s and the Guarantor’s counsel dated as of the date of this Agreement in form and substance satisfactory to the Administrative Agent and covering such matters as the Administrative Agent may reasonably request;
(d)    a secretary’s certificate for the Borrower dated the date hereof and certifying (i) copies of the resolutions of the board of managers of the General Partner authorizing this Agreement, (ii) and attaching the Organizational Documents of the General Partner and Borrower and (iii) the names and true signatures of the officers of the General Partner authorized to sign this Agreement, the new or replacement Notes, and the other Loan Documents to which the Borrower is a party;
(e)    a secretary's certificate for the Guarantor dated the date hereof and covering the matters set forth in clause (d) above as to Guarantor;
(f)    certificates of good standing and existence for the Borrower and Guarantor in each state in which each such Person is organized and in each state in which such Person is authorized to transact business as a foreign entity, which certificate(s) shall be dated a date not earlier than 30 days prior to the Effective Date;
(g)(i)     The LCS Acquisition Agreement shall not have been amended, waived or otherwise modified, and no consent thereunder shall have been given, in each case that is materially adverse to the Administrative Agent or the Lenders, unless consented to by the Administrative Agent (not to be unreasonably withheld, delayed or conditioned) and (ii) the LCS Acquisition shall have been, or shall concurrently with the funding of the Loans be, consummated in accordance with the terms of the LCS Acquisition Agreement.
(h)    Immediately before and after giving effect to the LCS Acquisition and this Agreement, since December 31, 2013, no event or events shall have occurred which, individually or in the aggregate, constitutes or would reasonably be expected to result in, a Material Adverse Change.

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(k)    Borrower shall have paid all commitment, facility, agency and other fees required to be paid and then due to Administrative Agent or any Lender pursuant to any Loan Documents or any commitment agreement heretofore entered into, and payment of all expenses for which invoices have been presented prior to the Effective Date.

(l)    Borrower shall have delivered to Administrative Agent a reserve report evaluating the Assets (as defined in the LCS Acquisition Agreement) as of October 1, 2014, and prepared by Cawley Gillespie, together with the audit letter issued by Cawley Gillespie in connection with such report and all additional reports prepared by and provided to Borrower and its Affiliates from independent petroleum engineering firms engaged by Borrower and/or such Affiliates in respect of the Assets (as defined in the Acquisition Agreement).

Section 7.02    No Default. No Default shall have occurred which is continuing as of the Effective Date.
Section 7.03    Fees and Expenses. The Borrower shall have paid or reimbursed the Administrative Agent for all of its reasonable out-of-pocket costs and expenses incurred in connection with this Agreement and the increase in the Borrowing Base effected hereby, any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the fees and disbursements of the Administrative Agent’s outside legal counsel, in each case, pursuant to all invoices of the Administrative Agent and/or such counsel presented to the Borrower for payment prior to the Effective Date. By its execution of this Agreement, Borrower hereby (i) agrees to the $240,000,000 redetermined Borrowing Base, (ii) agrees to and approves the amount of the borrowing base increase fee, if any, negotiated with the Administrative Agent and (iii) waives its right to reduce the Borrowing Base during the Option Period as otherwise permitted under Section 2.10 of the Credit Agreement.
ARTICLE VIII
MISCELLANEOUS
Section 8.01    Effect on Loan Documents; Acknowledgements.
(a)     Each of the Borrower, the Guarantor, Administrative Agent, the LC Issuer, the Existing Lenders and the New Lenders does hereby adopt, ratify, and confirm the Credit Agreement and each other Loan Document, as amended hereby, and acknowledges and agrees that the Credit Agreement and each other Loan Document, as amended hereby, is and remains in full force and effect, and the Borrower and the Guarantor acknowledge and agree that their respective liabilities and obligations under the Credit Agreement and the other Loan Documents are not impaired in any respect by this Agreement.
(b)    From and after the Effective Date, all references to the Credit Agreement and the Loan Documents shall mean such Credit Agreement and such Loan Documents as amended by this Agreement.
(c)    This Agreement is a Loan Document for the purposes of the provisions of the other Loan Documents. Without limiting the foregoing, any breach of representations, warranties, and

Amendment No. 5
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Credit Agreement

covenants under this Agreement shall be a Default under the Credit Agreement, subject to all applicable cure or grace periods provided for under the Credit Agreement.
Section 8.02    Reaffirmation of the Guaranty. Guarantor hereby ratifies, confirms, acknowledges and agrees that its obligations under the Guaranty are in full force and effect and that Guarantor continues to unconditionally and irrevocably guarantee the full and punctual payment, when due, whether at stated maturity or earlier by acceleration or otherwise, of the Guaranteed Obligations (as defined in the Guaranty), as such Guaranteed Obligations may have been amended by this Agreement, and its execution and delivery of this Agreement does not indicate or establish an approval or consent requirement by Guarantor under the Guaranty in connection with the execution and delivery of amendments to the Credit Agreement, the Notes or any of the other Loan Documents (other than the Guaranty or any other Loan Document to which Guarantor is a party).
Section 8.03    Counterparts. This Agreement may be separately executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same Agreement. This Agreement shall become effective when it shall have been executed by Administrative Agent and when Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. This Agreement may be transmitted and/or signed by facsimile, telecopy or electronic mail. The effectiveness of any such documents and signatures shall, subject to applicable Law, have the same force and effect as manually‑signed originals and shall be binding on all Restricted Persons and Lender Parties. The Administrative Agent may also require that any such documents and signatures be confirmed by a manually‑signed original thereof; provided, however, that the failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature.
Section 8.04    Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted pursuant to the Credit Agreement.
Section 8.05    Invalidity. In the event that any one or more of the provisions contained in this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement.
Section 8.06    Governing Law. This Agreement shall be deemed to be a contract made under and shall be governed by, construed and enforced in accordance with the laws of the State of New York and the laws of the United States, without regard to principles of conflicts of laws.
Section 8.07    Entire Agreement. THIS AGREEMENT, THE CREDIT AGREEMENT AS AMENDED BY THIS AGREEMENT, THE NOTES, AND THE OTHER LOAN DOCUMENTS CONSTITUTE THE ENTIRE UNDERSTANDING AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDE ANY PRIOR AGREEMENTS, WRITTEN OR ORAL, WITH RESPECT THERETO.
THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

Amendment No. 5
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Credit Agreement

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Amendment No. 5
Mid-Con Energy Properties, LLC
Credit Agreement

EXECUTED to be effective as of the date first above written.
BORROWER:

MID-CON ENERGY PROPERTIES, LLC, a
Delaware limited liability company

By:    Mid-Con Energy Partners, LP, a
Delaware limited partnership, its
Sole Member

By:    Mid-Con Energy GP, LLC, a
Delaware limited liability company,
Its General Partner

By:     /s/Jeffrey R. Olmstead
Jeffrey R. Olmstead
Chief Executive Officer

GUARANTOR:

MID-CON ENERGY PARTNERS, LP, a
Delaware limited partnership

By:    Mid-Con Energy GP, LLC, a
Delaware limited liability company,
Its General Partner

By:     /s/Jeffrey R. Olmstead
Jeffrey R. Olmstead
Chief Executive Officer

Signature Page 1
Amendment No. 5
Mid-Con Energy Properties, LLC
Credit Agreement

ADMINISTRATIVE AGENT:

ROYAL BANK OF CANADA,
as Administrative Agent

By:/s/Ann Hurley
Name: Ann Hurley
Title: Manager, Agency

Signature Page 2
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Credit Agreement

LENDERS:

ROYAL BANK OF CANADA
as a Lender and as LC Issuer

By:/s/Don J. McKinnerney
Name: Don J. McKinnerney
Title: Authorized Signatory

Signature Page 3
Amendment No. 5
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Credit Agreement

BOKF, NA, d/b/a The Bank of Texas
as a Lender

By: /s/Thomas E. Stelmar, Jr.
Name: Thomas E. Stelmar, Jr.
Title: Senior Vice President

Signature Page 4
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Credit Agreement

WELS FARGO BANK, NATIONAL ASSOCIATION
as a Lender

By: /s/David C. Brooks
Name: David C. Brooks
Title: Director

Signature Page 5
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Mid-Con Energy Properties, LLC
Credit Agreement

COMERICA BANK
as a Lender

By: /s/Brandon M. White
Name: Brandon M. White
Title: Assistant Vice President

Signature Page 6
Amendment No. 5
Mid-Con Energy Properties, LLC
Credit Agreement

THE BANK OF NOVA SCOTIA
as a Lender

By: /s/Alan Dawson
Name: Alan Dawson
Title: Director

Signature Page 7
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Mid-Con Energy Properties, LLC
Credit Agreement

MUFG UNION BANK, N.A.
as a Lender

By:/s/ Haylee Dallas
Name: Haylee Dallas
Title: Vice President

Signature Page 8
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Mid-Con Energy Properties, LLC
Credit Agreement

FROST BANK
as a Lender

By:/s/ Alex Zemkoski
Name: Alex Zemkoski
Title: Senior Vice President

Signature Page 9
Amendment No. 5
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Credit Agreement